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                                                                     Exhibit 4.5

                                  AMENDMENT AND
                              ASSUMPTION AGREEMENT


                  AMENDMENT AND ASSUMPTION AGREEMENT, dated as of November 12, 1998 (this "AGREEMENT"), among TA I Limited, a company organized under the laws of England and Wales ("HOLDINGS"), TA II Limited, a company organized under the laws of England and Wales (the "COMPANY"), Profit Sharing (Overseas), Limited Partnership, an Alberta limited partnership (the "KKR PARTNERSHIP"), Royal & Sun Alliance Insurance Group plc, a company organized under the laws of England and Wales ("PURCHASER 1"), Guardian Royal Exchange plc, a company organized under the laws of England and Wales ("PURCHASER 2"), The Chubb Corporation, a New Jersey corporation ("PURCHASER 3"), The Hartford Financial Services Group, Inc., a Delaware corporation ("PURCHASER 4"), and The Travelers Indemnity Company, a Connecticut corporation ("PURCHASER 5" and, together with Purchaser 1, Purchaser 2, Purchaser 3 and Purchaser 4, the "EXISTING PURCHASERS"), and The Tokio Marine and Fire Insurance Co., Ltd., a Tokyo corporation ("TOKIO MARINE" and, together with the Existing Purchasers, the "PURCHASERS").

                                    RECITALS:

                  The Existing Purchasers or their nominees subscribed for Ordinary Shares of Holdings and Preferred Shares of the Company pursuant to the Share Subscription Agreement, dated as of July 22, 1998, among Holdings, the Company and the Existing Purchasers. In connection with the Existing Purchasers' subscription for such shares, (i) Holdings, the Company and the KKR Partnership granted the Existing Purchasers certain rights, and the Existing Purchasers agreed to certain restrictions, with respect to such shares pursuant to a Shareholder Rights Agreement, dated as of July 22, 1998 (the "SHAREHOLDER RIGHTS AGREEMENT"), among Holdings, the Company, the KKR Partnership and the Existing Purchasers and (ii) Holdings and the Company granted the Existing Purchasers certain registration rights with respect to their shares pursuant to the Registration Rights Agreement, dated as of July 21, 1998 (the "REGISTRATION RIGHTS AGREEMENT"), among Holdings, the Company and the Existing Purchasers.

                  Tokio Marine has agreed to subscribe for, and Holdings has agreed to issue to Tokio Marine, 1,000,000 Ordinary Shares of Holdings, and Tokio Marine has agreed to subscribe for, and the Company has agreed to issue to Tokio Marine, 525,760 Preferred Shares of the Company, in each case, pursuant to the Share Subscription Agreement, dated as of the date hereof, among Holdings, the Company and Tokio Marine.

                  In connection with Tokio Marine's subscription for Ordinary Shares of Holdings and Preferred Shares of the Company, Tokio Marine wishes to become a party to, to have rights under and to be bound by, to the same extent as the Existing Purchasers, the Shareholder Rights Agreement and the Registration Rights Agreement. In connection with Tokio Marine's subscription for Ordinary Shares of Holdings and Preferred Shares of the Company, Holdings, the Company, the KKR Partnership and the Existing Purchasers consent to Tokio Marine becoming a party to, to having rights under and to being bound by, to the same extent as the Existing Purchasers, the Shareholder Rights Agreement and the Registration Rights Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

                              INTRODUCTORY MATTERS

                  1.1 DEFINED TERMS. Unless otherwise defined herein, terms defined in the Shareholder Rights Agreement are used herein as defined therein.

ARTICLE II.

AMENDMENT OF THE SHAREHOLDER RIGHTS AGREEMENT


                  2.1 AMENDMENT OF SECTION 3.2 OF SHAREHOLDER RIGHTS AGREEMENT.
Section 3.2 of the Shareholder Rights Agreement is hereby amended by revising the first part of clause (ii) thereof to read as follows: "(ii) at least a majority of the aggregate amount of Preferred Shares originally issued to the Purchasers pursuant to (x) the Subscription Agreement dated as of July 22, 1998 and (y) the Subscription Agreement dated as of November 19, 1998 are still held by them at such time"; the remainder of such clause (ii) shall remain as is.

                  2.2 AMENDMENT OF SECTION 10.7 OF THE SHAREHOLDER RIGHTS AGREEMENT. Section 10.7 of the Shareholder Rights Agreement is hereby amended by adding the following after the address for The Travelers Indemnity Company:

                  "- and -

                           The Tokio Marine and Fire Insurance Co., Ltd. West 17th Floor, Otemachi First Square
                           5-1 Otemachi 1-Chome
                           Chiyoda-ku, Tokyo
                           100-0004 Japan
                           Attention:  Eisuke Shigemura
                           Telecopy:  813-5223-3542

                  2.3 AMENDMENT OF SECTION 10.11 OF THE SHAREHOLDER RIGHTS AGREEMENT. Section 10.11 of the Shareholder Rights Agreement, which addressed the possible investment of additional amounts in Holdings or the Company prior to the Offer to Purchase becoming or being declared unconditional, is hereby amended by deleting such Section in its entirety.

                  2.4 AMENDMENT OF SECTION 10.15(b) OF THE SHAREHOLDER RIGHTS AGREEMENT. Section 10.15(b) of the Shareholder Rights Agreement is hereby amended by deleting the clause "Each of Holdings, the Company, Purchaser 1 and Purchaser 2 (each a "FOREIGN PERSON")" and substituting in lieu thereof the clause "Each of Holdings, the Company, Purchaser 1, Purchaser 2 and Tokio Marine (each a "FOREIGN PERSON")".


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

ARTICLE III.

AMENDMENT OF REGISTRATION RIGHTS AGREEMENT

                  3.1 AMENDMENT OF SECTION 8(i) OF THE REGISTRATION RIGHTS AGREEMENT. Section 8(i) of the Registration Rights Agreement is hereby amended by deleting the clause "Each of Guardian Royal Exchange plc and Royal and Sun Alliance plc" and substituting in lieu thereof the clause "Each of Guardian Royal Exchange plc, Royal & Sun Alliance Insurance Group plc and Tokio Marine and Fire Insurance Co., Limited".

ARTICLE IV.

ASSUMPTION OF SHAREHOLDER RIGHTS
AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

                  4.1 ASSUMPTION. Tokio Marine hereby agrees to become a party to, to have rights under and be bound by, to the same extent as the Existing Purchasers, the Shareholder Rights Agreement and the Registration Rights Agreement (the "ASSUMPTION"), and Holdings, the Company, the KKR Partnership and the Existing Purchasers hereby agree that Tokio Marine may become a party to, have rights under and be bound by, to the same extent as the Existing Purchasers, the Shareholder Rights Agreement and Registration Rights Agreement, and each such party consents to the Assumption.

ARTICLE V.

MISCELLANEOUS

                  5.1 LIMITED EFFECT. Except as expressly amended or waived hereby, each of the Shareholders Rights Agreement and the Registration Rights Agreement is, and shall remain, in full force and effect in accordance with its terms.

                  5.2 COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  5.3 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.


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                  IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                       TA I LIMITED

                                       By: /s/ Scott Nuttall
                                          ------------------
                                          Title:


                                       TA II LIMITED

                                       By: /s/ Scott Nuttall
                                          ------------------
                                           Title:


                                       PROFIT SHARING (OVERSEAS), LIMITED
                                       PARTNERSHIP

                                       By: KKR 1996 Fund (Overseas), Limited
                                           Partnership, as its general partner

                                       By: KKR Associates II (1996), Limited
                                           Partnership, its general partner

                                       By: KKR 1996 Overseas Limited, its
                                           general partner

                                       By: /s/ Perry Gollan
                                          -----------------
                                           Authorized Signatory


                                       ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

                                       By: /s/ Paul Spencer
                                          -----------------
                                           Title:


                                       GUARDIAN ROYAL EXCHANGE PLC

                                       By: /s/ Caroline Burton
                                          --------------------
                                           Title: Executive Director-Investments


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


                                       THE CHUBB CORPORATION

                                       By: /s/ Andrew A. McElwee, Jr.
                                          ---------------------------
                                           Title: Senior Vice President


                                       THE HARTFORD FINANCIAL SERVICES
                                       GROUP, INC.

                                       By: /s/ Brenda J. Furlong
                                          ----------------------
                                           Title: Senior Vice President


                                       THE TRAVELERS INDEMNITY COMPANY

                                       By: /s/ Jordan Spitzer
                                          -------------------
                                           Title: Vice President


                                       THE TOKIO MARINE AND FIRE INSURANCE
                                       CO., LTD.

                                       By: /s/ Kouki Higuchi
                                          ------------------
                                           Title: President




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